                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14(a)-11(c) or Section
     240.14a-12

                             SCM MICROSYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:  N/A
     (2) Aggregate number of securities to which transaction applies:  N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     (4) Proposed maximum aggregate value of transaction:  N/A
     (5) Total fee paid:  N/A

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:  N/A
     (2) Form, Schedule or Registration Statement No.:  N/A
     (3) Filing Party:  N/A
     (4) Date Filed:  N/A

                             SCM MICROSYSTEMS, INC.
                           -------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 26, 2000
                           -------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN, that the 2000 Annual Meeting of Stockholders of SCM Microsystems, Inc., a Delaware corporation, will be held on Wednesday, July 26, 2000, at 10:00 a.m., local time, at the Hotel Bayerischer Hof, Munich, Germany, for the following purposes:

        1. To elect two Class II directors to serve until the expiration of the term of their respective classes and until their respective successors are duly elected and qualified;

        2. To approve the adoption of an amendment to our 1997 Stock Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 750,000 shares;

        3. To approve the adoption of an amendment to our 1997 Stock Plan increase the number of shares reserved for issuance thereunder on each anniversary date of the adoption of the plan in an amount equal to the lesser of (i) 1,000,000 shares, (ii) 4.9% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board of Directors;

        4. To ratify the appointment of Deloitte & Touche LLP as our independent accountants for the fiscal year ending December 31, 2000; and

        5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. All stockholders of SCM are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on June 12, 2000 are entitled to notice of and to vote at the Annual Meeting. To assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the Annual Meeting in person may vote in person even if he or she previously returned a proxy.

                                          Sincerely,

                                          SCM MICROSYSTEMS, INC.

                                          /s/ ANDREW WARNER
                                          --------------------------------------
                                          Andrew Warner
                                          Secretary
Los Gatos, California
June 21, 2000

                                   IMPORTANT

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY

                             SCM MICROSYSTEMS, INC.
                           -------------------------

                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 26, 2000

     The enclosed proxy is solicited on behalf of SCM Microsystems, Inc. for use at our 2000 Annual Meeting of Stockholders to be held on Wednesday, July 26, 2000, at 10:00 a.m., local time, at the Hotel Bayerischer Hof, Munich, Germany, or any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying notice of 2000 Annual Meeting of Stockholders.

     These proxy solicitation materials were mailed on or about June 21, 2000 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE

     Our Board of Directors has fixed the close of business on June 12, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof.

SHARES OUTSTANDING

     As of the Record Date, we had issued and outstanding 14,468,113 shares of Common Stock, par value $0.001 per share. For information regarding holders of more than 5% of the outstanding Common Stock, see "Securities Ownership of Certain Beneficial Owners and Management."

VOTING RIGHTS

     Each stockholder of record on the Record Date will be entitled to one vote per share of common stock held on the Record Date on all matters submitted for consideration of, and to be voted upon by, the stockholders at the Annual Meeting. With respect to the election of directors, each stockholder will be entitled to vote for two nominees to our Board of Directors, and the two nominees with the greatest number of votes will be elected to the Board of Directors. No stockholder will be entitled to cumulate votes at the Annual Meeting for the election of any members of our Board of Directors.

VOTING PROCEDURES

     The required quorum for the transaction of business at the Annual Meeting is one-third of the shares of our Common Stock issued and outstanding on the Record Date. Shares voted "FOR," "AGAINST" or "WITHHELD" from a matter voted upon by the stockholders at the Annual Meeting will be treated as being present at the Annual Meeting for purposes of establishing a quorum for the transaction of business, and will also be treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to any such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal submitted for consideration of the stockholders at the Annual Meeting.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

SOLICITATION OF PROXIES

     The cost of soliciting any proxies will be borne by the Company. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist with solicitation at customary rates (approximately $10,000), plus reimbursement for out of pocket expenses. In addition, we may reimburse brokerage firms and other persons representing the beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, officers or regular employees without additional compensation.

REVOCABILITY OF PROXIES

     The enclosed proxy is revocable by the person or institution delivering such proxy at any time before it is voted at the Annual Meeting either by delivering to us a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a person or institution that has executed and returned a proxy is present in person at the Annual Meeting and wishes to vote thereat, such person or institution may elect to do so and thereby suspend the power of the proxy holders to vote the proxy previously delivered by such person or institution. Attendance at the Annual Meeting, however, will not by itself revoke a proxy previously delivered to us.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

     Proposals of our stockholders which are intended to be presented by such stockholders at our 2001 Annual Meeting must be received by us no later than February 22, 2001 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     Our Board of Directors is currently comprised of seven directors. The stockholders will not be entitled to cumulate votes at the Annual Meeting for the election of any members of our Board of Directors. The Board of Directors has nominated the two persons named below for election as directors at the Annual Meeting. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the two nominees named below, all of whom currently serve as a director. In the event that any of the nominees named below is unable or declines to serve as a director at the time of the Annual Meeting, the proxies received by the proxy holders named in the enclosed proxy will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. We do not expect, however, that any of the nominees named below will be unable or will decline to serve as a director at the Annual Meeting.

     The Board of Directors is divided into three classes, Class I, Class II and Class III, with three directors serving in Class I, two directors serving in Class II, and two directors serving in Class III. Class I directors consist of Messrs. Humphreys, Larsen and Ng, and the term of office of Class I directors will expire at our 2002 Annual Meeting of Stockholders; Class II directors consist of Messrs. Meier and Vought, and the term of office of Class II directors expires at our 2000 Annual Meeting of Stockholders; and Class III directors consist of Messrs. Bornikoel and Schneider, and the term of office of Class III directors will expire at our 2001 Annual Meeting of Stockholders.

NOMINEES TO THE BOARD OF DIRECTORS

     The names of the two Class II nominees for director and certain information about each of them are set forth in the table below. The names of, and certain information about, the current Class I and Class III directors with unexpired terms are also set forth below.

                                                                                                  DIRECTOR
                      NAME                        AGE            PRINCIPAL OCCUPATION              SINCE
                      ----                        ---            --------------------             --------
NOMINEES FOR CLASS II
Bernd Meier.....................................  50    President, Chief Operations Officer and     1992
                                                        Director
Andrew Vought(1)(2).............................  45    Director                                    1996

CONTINUING CLASS I DIRECTORS
Steven Humphreys................................  38    Chairman of the Board                       1996
Oystein Larsen(2)...............................  39    Director                                    1998
Ng Poh Chuan(2).................................  38    Director                                    1995

CONTINUING CLASS III DIRECTORS
Friedrich Bornikoel(1)..........................  50    Director                                    1993
Robert Schneider................................  51    Chief Executive Officer and Director        1990

---------------
(1) Member of Compensation Committee

(2) Member of Audit Committee

     Bernd Meier joined SCM in January 1992 as General Manager and as a Director. Mr. Meier has served as President since July 1999 and as Chief Operations Officer since July 1996. Mr. Meier is also a Director of SCM and a Managing Director of our German subsidiary. Mr. Meier holds a degree in engineering from Fachhochschule Dieburg.

     Andrew Vought has served as a Director of SCM since March 1996. Mr. Vought is currently a Senior Vice President and Chief Financial Officer of Virata Corporation, a developer and supplier of integrated software-on-silicon solutions for the delivery of fast Internet access to the home and office. From January 1995 through May 1996, Mr. Vought was a Partner of Cheyenne Capital Corporation. Prior to joining Cheyenne Capital Corporation, Mr. Vought was Vice President, Chief Financial Officer and Secretary of MicroPower Systems, Inc., an analog and mixed signal semiconductor company, from May 1990 until April 1994. Mr. Vought is a director of several privately held companies. Mr. Vought holds a B.S. degree and a B.A. degree from the University of Pennsylvania and an M.B.A. degree from Harvard University.

     Steven Humphreys joined SCM in July 1996 as President and Chairman of the Board. Mr. Humphreys became Chief Executive Officer in January 1997 and served as President and Chief Executive Officer until July 1999. Mr. Humphreys currently serves as Chairman of the Board. From April 1994 until February 1996, Mr. Humphreys was President of Caere Corporation, an optical character recognition software and systems company. From November 1990 until March 1994, he was Vice President of General Electric Information Services, an electronic commerce services provider. Mr. Humphreys holds a B.S. degree from Yale University and a M.S. degree and a M.B.A. degree from Stanford University.

     Oystein Larsen has served as a Director of SCM since October 1998. Mr. Larsen is currently Chief Executive Officer of Telenor Conax AS, a company based in Norway engaged in the development and marketing of smart card-based systems for digital pay-TV, telecommunications and security, and has served in this role since 1994. Prior to that, Mr. Larsen was Director, Development Division of Telenor CTV, a provider of cable TV services based in Norway. Mr. Larsen is a director of a privately held electronic payment company in Norway. He holds an advanced engineering degree from the Institute Nationale Polytechnique in Grenoble.

     Ng Poh Chuan has served as a Director of SCM since June 1995. Mr. Ng is currently a Managing Director and Chairman of the Board of Global Team Technology Pte. Ltd., a manufacturer's representative for computer products. From September 1994 through May 1997, Mr. Ng served as Director, Business Development at ICS, a contract manufacturing company and developer of communications products. Prior to joining ICS, Mr. Ng was a product engineering manager for Compaq Computer Corp. Mr. Ng is a director of several privately held companies. Mr. Ng holds a B.S.E. degree from the National University of Singapore.

     Friedrich Bornikoel has served as a Director of SCM since September 1993. Mr. Bornikoel joined TVM Techno Venture Management GmbH, a venture capital firm, in July 1987 and has been a Partner since 1990. Mr. Bornikoel is a director of several privately held companies. Mr. Bornikoel holds a Masters degree in Physics from the Technical University of Munich.

     Robert Schneider founded SCM in May 1990 as President, Chief Executive Officer, General Manager and Chairman of the Board. Mr. Schneider has served as Chief Executive Officer since July 1999 and as Director since May 1990. Mr. Schneider also serves as a Managing Director of our German subsidiary. Mr. Schneider holds a degree in engineering from HTBL Salzburg and a B.A. degree from the Akademie for Business Administration in Ueberlingen.

     There are no family relationships among the directors named above or the executive officers of SCM.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     At the Annual Meeting, the two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected to our Board of Directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes in the election of directors, we believe that both abstentions and broker non-votes should be counted for purposes of whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, we intend to treat abstentions and broker non-votes with respect to the election of directors in this manner.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE TWO NOMINEES
                     TO THE BOARD OF DIRECTORS NAMED ABOVE

                   MATTERS RELATING TO THE BOARD OF DIRECTORS

BOARD MEETINGS

     Our Board of Directors held a total of 11 meetings during the year ended December 31, 1999. During 1999, no director attended fewer than 60% of the total number of meetings of the Board of Directors held during the period for which he served as a director, and the total number of meetings held by the committees of the Board of Directors on which he served during the period for which he served as a director.

BOARD COMMITTEES

     In March 1997, the Board established an Audit Committee and a Compensation Committee. The Audit Committee, currently comprised of directors Ng, Vought and Larsen, recommends to the Board of Directors the engagement of SCM's independent accountants and reviews with the accountants the plan, scope and results of their examination of the consolidated financial statements. The Compensation Committee, currently comprised of directors Bornikoel and Vought, reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers, directors and consultants to SCM.

     We do not have a standing nominating committee. Nominations for the election of directors at the Annual Meeting, therefore, were made by our Board of Directors.

DIRECTOR COMPENSATION

     Each nonemployee member of SCM's Board of Directors receives an annual fee of $10,000 plus $1,000 for each board meeting attended in person for his services as director. Prior to April 1997, directors did not receive compensation for services as directors.

     Under SCM's 1997 Director Option Plan ("The Director Plan"), a total of 70,000 shares of Common Stock have been reserved for issuance. The Director Plan provides that an annual increase will be made in the number of our Common Stock reserved for issuance thereunder on each anniversary date of adoption of the Director Plan, in amounts equal to the number of shares underlying options granted in the immediately preceding year or a lesser amount determined by the Board. Each outside director was granted an initial option to purchase 5,000 shares of Common Stock upon the effective date of the Director Plan and each person who becomes an outside director after that date will automatically be granted an initial option to purchase 10,000 shares of Common Stock. In addition, each outside director will automatically be granted a subsequent annual option to purchase an additional 5,000 shares of Common Stock under the Director Plan on the date of each Annual Meeting of Stockholders. All such options have an exercise price equal to the fair market value of the Common Stock at the date of grant, have a term of ten years and vest monthly over one year from the date of grant. Options granted under the Director Plan are not transferable unless approved by the Board of Directors. SCM's Director Plan will terminate in 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between SCM's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

         PROPOSAL TWO: APPROVAL OF SHARE INCREASE UNDER 1997 STOCK PLAN

     Our 1997 Stock Plan was adopted by our Board of Directors in March 1997 and approved by the stockholders in April 1997. Unless terminated sooner, the 1997 Stock Plan will terminate automatically in March 2007. A total of 2,653,314 shares of our Common Stock are currently reserved for issuance under the 1997 Stock Plan. In addition, the terms of the 1997 Stock Plan provide for an automatic annual increase in the number of shares reserved for issuance thereunder on each anniversary date of its adoption, in an amount equal to the lesser of (i) 500,000 shares, (ii) three percent of the outstanding shares on such date, or (iii) a lesser amount determined by the Board of Directors. As of the record date, options or rights to purchase an aggregate of 1,991,429 shares of our Common Stock, having a weighted average exercise or purchase price of $35.79 per share and expiring on various dates between June 2007 and April 2010, were outstanding under the 1997 Stock Plan.

     On April 12, 2000, the Board of Directors adopted resolutions declaring it advisable and in the best interests of SCM and its stockholders to amend the 1997 Stock Plan to increase the number of shares authorized for issuance thereunder by 750,000 shares (bringing the total number of shares of Common Stock available for future awards to 3,403,314 shares). The foregoing resolutions further directed that the proposed amendment to the 1997 Stock Plan be submitted to our stockholders for their approval at the Annual Meeting. Accordingly, at the Annual Meeting, our stockholders will be asked to approve the proposed amendment to the 1997 Stock Plan described above. We believe that our ability to grant options and other rights under the 1997 Stock Plan will be important to our success in attracting acquisition partners and retaining experienced and qualified employees.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and voting with respect to this proposal will be required to approve the proposed share increase under the 1997 Stock Plan.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSED SHARE INCREASE UNDER THE 1997 STOCK PLAN

             PROPOSAL THREE: APPROVAL OF AUTOMATIC ANNUAL INCREASES
                             UNDER 1997 STOCK PLAN

     On April 12, 2000, the Board of Directors adopted resolutions declaring it advisable and in the best interests of SCM and its stockholders to amend the 1997 Stock Plan to provide that beginning with the year 2001, the number of shares reserved for issuance under the 1997 Stock Plan shall increase on each anniversary date of the adoption of the plan in an amount equal to the lesser of
(i) 1,000,000 shares, (ii) 4.9% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board of Directors.

     The foregoing resolutions further directed that the proposed amendment to the 1997 Stock Plan be submitted to our stockholders for their approval at the Annual Meeting. Accordingly, at the Annual Meeting, our stockholders will be asked to approve the proposed amendment to the 1997 Stock Plan described above. We believe that our ability to grant options and other rights under the 1997 Stock Plan will be important to our success in attracting acquisition partners and retaining experienced and qualified employees.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and voting with respect to this proposal will be required to approve the proposed amendment to the 1997 Stock Plan.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
      OF THE PROPOSED AUTOMATIC ANNUAL INCREASES UNDER THE 1997 STOCK PLAN

SUMMARY OF TERMS OF 1997 STOCK PLAN

     A copy of the 1997 Stock Plan, as in effect before incorporating the amendments contemplated by the foregoing proposals, is attached as an Exhibit to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 12, 1997, and the description herein is qualified in its entirety by reference thereto.

     The purpose of the 1997 Stock Plan is to attract and retain the best available persons for positions of substantial responsibility with us, to provide additional incentive to our employees, directors and consultants and to promote the success of our business. The 1997 Stock Plan provides for the granting to employees of "incentive stock options" within the meaning of Section 422 of the Code, and for the granting of nonstatutory stock options and stock purchase rights, or SPRs, to our employees, directors and consultants. The material features of the 1997 Stock Plan are outlined below.

     Administration. The 1997 Stock Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Plan Administrator"), which Committee shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Plan Administrator has the power to amend, suspend or terminate the 1997 Stock Plan, provided that no such action may affect any share of Common Stock previously issued and sold or any option or SPR previously granted under the 1997 Stock Plan, to determine the terms of the options and SPRs granted thereunder, including the exercise price therefor, the number of shares subject thereto, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Plan Administrator has the authority to prescribe, amend and rescind rules and regulations relating to the 1997 Stock Plan. Pursuant to this authority, the Board of Directors has approved the 1997 Stock Option Plan for French Employees in April 1997, pursuant to which stock options that qualify for preferential tax treatment under French tax law may be granted.

     Eligibility. Nonstatutory stock options and SPRs may be granted under the 1997 Stock Plan to our employees, directors and consultants or any parent or subsidiary. Incentive stock options may be granted only to our employees or any parent or subsidiary.

     Limitations. Section 162(m) of the Code imposes limitations on the deductibility, for United States federal income tax purposes, of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options and SPRs granted to such persons, the terms of the 1997 Stock Plan provide that none of our employees, directors or consultants may be granted, in any one of our fiscal years, options to purchase more than 100,000 shares of our Common Stock. Notwithstanding the foregoing limitation, however, in connection with any such individual's initial employment by SCM, he or she may be granted options to purchase up to an additional 100,000 shares of our Common Stock.

     Terms of Options. Each option granted under the 1997 Stock Plan is evidenced by a written stock option agreement between us and the optionee, and is subject to the following additional terms and conditions:

          Exercise Price. The exercise price of options granted under the 1997 Stock Plan is determined by the Plan Administrator at the time the options are granted. The exercise of an incentive stock option granted under the 1997 Stock Plan may not be less than 100% of the fair market value of our Common Stock on the date such option is granted; provided, however, that the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of our Common Stock on the date such option is granted. The fair market value of our Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a nonstatutory stock option granted under the 1997 Stock Plan is also determined by the Plan Administrator; provided however, that the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of our Common Stock on the date of grant.

          Exercise of Option. The Plan Administrator determines when options granted under the 1997 Stock Plan become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

          Form of Consideration. The means of payment for shares issued upon exercise of an option granted under the 1997 Stock Plan is specified in each option agreement relating thereto. The 1997 Stock Plan permits payment to be made by cash, check, promissory note, other shares of our Common Stock (with some restrictions), cashless exercise, a reduction in the amount of any of our liability to the optionee, any other form of consideration permitted by applicable law, or any combination of the foregoing methods of payment.

          Term of Option. The term of options granted under the 1997 Stock Plan are set forth in the stock option agreement relating thereto. The term of incentive stock options granted under the 1997 Stock Plan, however, may be no more than ten years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% stockholder, the term of such option may be no more than five years from the date of grant. No option granted under the 1997 Stock Plan may be exercised after the expiration of its term.

          Termination of Employment. If an optionee's employment, directorship or consulting relationship with us is terminated for any reason, other than death or disability of the optionee, then the optionee may exercise his or her options granted under the 1997 Stock Plan within any such period as may be specified in the stock option agreement relating to such options, but only to the extent that such options are vested on the date of termination. In the absence of a specified time in the stock option agreement relating to any such options, the optionee may exercise such options within the three-month period immediately following the date of termination.

          Permanent Disability. If an optionee's employment, directorship or consulting relationship with us is terminated as a result of the optionee's permanent disability, as defined in Section 22(e)(3) of the Code, then the optionee may exercise his or her options granted under the 1997 Stock Plan within any such period as may be specified in the stock option agreement relating to such options, but only to the extent that such options are vested on the date of termination. In the absence of a specified time in the stock option agreement relating to any such options, the optionee may exercise such options within the twelve-month period immediately following the date of termination.

          Death. If an optionee's employment, directorship or consulting relationship with us is terminated as a result of the optionee's death, then the optionee's estate or any other person who acquires the right to exercise such options by bequest or inheritance may exercise the optionee's options granted under the 1997 Stock Plan within any such period as may be specified in the stock option agreement relating to such options, but only to the extent that such options are vested on the date of termination. In the absence of a specified time in the stock option agreement relating to any such options, such parties may exercise such options within the twelve-month period immediately following the date of the optionee's death.

          Nontransferability of Options. Unless otherwise determined by the Plan Administrator, options granted under the 1997 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          Other Provisions. The stock option agreements relating to an option granted under the 1997 Stock Plan may contain other terms, provisions and conditions not inconsistent with the 1997 Stock Plan as may be determined by the Plan Administrator.

     Terms of Stock Purchase Rights. SPRs give the recipient the right to purchase shares of our common stock pursuant to a restricted stock purchase agreement between us and the recipient. Unless the Plan Administrator otherwise determines, the restricted stock purchase agreement gives us an option, exercisable upon the voluntary or involuntary termination of the recipient's employment or consulting relationship with us for any reason, including death and disability, to repurchase the shares sold to the recipient of an SPR granted under the 1997 Stock Plan for the original purchase price paid by the recipient. Our repurchase option lapses at a rate determined by the Plan Administrator. An SPR, and the shares of stock acquired pursuant thereto, are generally nontransferable, other than by will or the laws of descent and distribution, until our repurchase option lapses with respect thereto.

     Adjustments Upon Changes in Capitalization. In the event of a change in our capitalization as a result of any stock split, reverse stock split, stock dividend, combination, reclassification or any other similar changes in our capital structure effected without the receipt of consideration by us, appropriate adjustments will be made in the number and class of shares of stock subject to the 1997 Stock Plan, the number and class of shares of stock subject to any option or SPR outstanding under the 1997 Stock Plan, and the exercise price of any such options or SPRs. In the event of our proposed liquidation or dissolution, the Plan Administrator will notify all holders of options and SPRs in advance of such liquidation or dissolution, and any options or SPRs granted under the 1997 Stock Plan but not exercised prior to such liquidation or dissolution will terminate. The Plan Administrator may, in its discretion, provide that all optionees will fully vest in and have the right to exercise any and all options granted to such optionee under the 1997 Stock Plan, and shall release all restrictions on any restricted stock sold to such optionee pursuant to the exercise of any SPRs granted under the 1997 Stock Plan, prior to the consummation of the liquidation or dissolution.

     Merger; Sale of Assets. In the event of our merger with another corporation or the sale of all or substantially all of our assets, each outstanding option or SPR granted under the 1997 Stock Plan will be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume such options or SPRs, or to substitute substantially equivalent options or rights, however, the optionee will fully vest in and have the right to exercise any and all options granted to such optionee under the 1997 Stock Plan, and any restrictions shall lapse with respect to restricted stock sold to such optionee pursuant to the exercise of any SPRs granted under the 1997 Stock Plan. In such event, the Plan Administrator shall notify the optionee that the option or SPR is fully vested and exercisable for fifteen (15) days from the date of such notice, that the option or SPR will terminate upon expiration of such period, and that all restrictions have lapsed with respect to their restricted shares.

     Amendment and Termination. Our Board of Directors may amend, alter, suspend or terminate the 1997 Stock Plan, or any part thereof, at any time and for any reason. No such action by the Board of Directors may alter or impair any option or SPR previously granted under the 1997 Stock Plan without the written consent of the optionee/recipient. Unless terminated earlier, the 1997 Stock Plan will terminate ten years from the date of its approval by the stockholders or our Board of Directors, whichever is earlier.

FEDERAL INCOME TAX CONSIDERATIONS

     Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against ordinary income. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes ordinary income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Stock Purchase Rights. Restricted stock is generally acquired pursuant to SPRs. At the time of acquisition, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to our right to reacquire the stock upon the recipient's termination of employment with us. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price, if any, and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate the date of acquisition, and his or her recognition of ordinary income, if any, and may begin the capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by us.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND US WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS, AND UPON RECIPIENTS OF SPRS, UNDER THE 1997 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S, DIRECTOR'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE, DIRECTOR OR CONSULTANT MAY RESIDE.

                               NEW PLAN BENEFITS

     As of the Record Date, no benefits or amounts relating to the additional benefits under the 1997 Stock Plan, subject to stockholder approval, have been received by, or allocated to, any individuals under such plan.

                    NAME AND POSITION                       NUMBER OF OPTIONS(1)
                    -----------------                       --------------------
Named Executive Officers..................................          N/A
All Current Executive Officers as a Group.................          N/A
All Current Non-Employee Directors as a Group.............          N/A
All Current Non-Executive Employees as a Group............          N/A

---------------
(1) Includes an aggregate of 750,000 options which are subject to shareholder approval of the amendment to the 1997 Stock Plan. The options have not been allocated to any specific group and are available to be granted, subject to stockholder approval of the amendment to the 1997 Stock Plan.

               PROPOSAL FOUR: RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Our Board of Directors have appointed Deloitte & Touche LLP, independent accountants, to audit our financial statements for the current year ending December 31, 2000. Deloitte & Touche LLP has audited our consolidated financial statements since 1999. At the annual meeting, our stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as independent accountants to audit our financial statements for the current fiscal year ending December 31, 2000. We expect that a representative of Deloitte & Touche LLP will be available at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to any appropriate questions. In the event that our stockholders fail to ratify the appointment of Deloitte & Touche LLP as independent accountants to audit our financial statements for the current year ending December 31, 2000, our Board of directors will reconsider its selection.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the annual meeting and voting with respect to this proposal will be required to approve the proposed ratification of Deloitte & Touche LLP, independent accountants, to audit our financial statements for the current year ending December 31, 2000.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT
                            OF DELOITTE & TOUCHE LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 1, 2000 for: (a) each person or entity who is known by us to beneficially own five percent or more of our outstanding common stock; (b) each of our directors; (c) each of the Named Executive Officers; and (d) all of our directors and executive officers as a group.

                                                              SHARES BENEFICIALLY OWNED(1)
                                                              ----------------------------
                  NAME OF BENEFICIAL OWNER                       NUMBER          PERCENT
                  ------------------------                    ------------      ----------
Deutsche Bank A.G.(2).......................................   1,351,583           9.3
  Taunusanlage 12, D-60325
  Frankfurt am Main, Germany
Robert Schneider(3).........................................     556,152           3.8
  c/o SCM Microsystems GmbH
  Sperl-Ring 4 Hettenshausen
  D-85276 Pfaffenhofen, Germany
Bernd Meier(4)..............................................     284,388           2.0
  c/o SCM Microsystems GmbH
  Sperl-Ring 4 Hettenshausen
  D-85276 Pfaffenhofen Germany
Steven Humphreys(5).........................................      41,500             *
Andrew Warner(6)............................................       9,042             *
Friedrich Bornikoel(7)......................................       7,500             *
Oystein Larsen(8)...........................................      15,000             *
Ng Poh Chuan(9).............................................      10,000             *
Andrew Vought(10)...........................................       6,000             *
All directors and executive officers as a group (8
  persons)(11)..............................................     929,582           6.3

---------------
  *  Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable but not necessarily vested within 60 days of June 1, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

 (2) Based solely on information contained in a Schedule 13G filed on February 10, 2000.

 (3) Includes (i) 13,510 shares held by Robert Schneider's wife, Ursula Schneider; and (ii) options to purchase 91,458 shares and 1,250 shares of common stock exercisable within 60 days of June 1, 2000 held by Robert Schneider and Ursula Schneider, respectively. Mr. Schneider also holds 100,000 fully vested options in Dazzle Multimedia, a 51% owned subsidiary of SCM Microsystems. These options represent less than 1% of the outstanding capital stock of Dazzle Multimedia.

 (4) Includes (i) 5,000 shares held by Bernd Meier's wife, Sonja Meier; (ii) options to purchase 91,458 shares and 251 shares of common stock exercisable within 60 days of June 1, 2000 held by Bernd Meier and Sonja Meier, respectively, and (iii) 35,064 shares held in trust for Nicholas Efthymiou. Mr. Meier also holds 66,667 common shares and 100,000 fully vested options in Dazzle Multimedia, a 51% owned subsidiary of SCM Microsystems. These shares and options represent less than 1% of the outstanding capital stock of Dazzle Multimedia.

 (5) Mr. Humphreys also holds 100,000 fully vested options in Dazzle Multimedia, a 51% owned subsidiary of SCM Microsystems. These options represent less than 1% of the outstanding capital stock of Dazzle Multimedia.

 (6) Includes options to purchase 9,042 shares of common stock exercisable within 60 days of June 1, 2000. Mr. Warner also holds 11,500 shares of Series A Preferred Stock of Dazzle Multimedia and a $15,000 convertible note, which is convertible at any time by the holder into 7,500 shares of Series B Preferred Stock of Dazzle Multimedia, a 51% owned subsidiary of SCM Microsystems. These shares and options represent less than 1% of the outstanding capital stock of Dazzle Multimedia.

 (7) Includes options to purchase 7,500 shares of common stock exercisable within 60 days of June 1, 2000.

 (8) Includes options to purchase 15,000 shares of common stock exercisable within 60 days of June 1, 2000.

 (9) Includes options to purchase 10,000 shares of common stock exercisable within 60 days of June 1, 2000.

(10) Includes options to purchase 5,000 shares of common stock exercisable within 60 days of June 1, 2000.

(11) Includes shares and exercisable options which may be deemed to be beneficially owned by certain directors and executive officers. See Notes 3, 4, 5, 6, 7, 8, 9 and 10 above.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, or 10% stockholders, to file certain reports of ownership with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by the Commission's rules and regulations to provide us with copies of all forms that they file under Section 16(a) of the Exchange Act. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons, we believe that, during the period from January 1, 1999 to December 31, 1999, our executive officers, directors and 10% stockholders filed all required reports under
Section 16(a) of the Exchange Act on a timely basis.

                              CERTAIN TRANSACTIONS

     In March 1999, SCM entered into a $2.1 million loan agreement with Spyrus, Inc., an OEM customer which provides Internet identification and encryption solutions for e-business. This loan was secured by Spyrus' assets. In October and November of 1999, SCM loaned Spyrus an additional $1.45 million, which was guaranteed by Spyrus' founders, individually. The loans earned interest at a rate of prime plus 1% through December 31, 1999. In March 2000, Spyrus consummated a $20,150,000 preferred stock financing. In this transaction, SCM acquired 35,500,000 shares of Spyrus' Series B preferred stock at a price of $0.10 per share through the conversion of the outstanding principal amount of the Spyrus loans. This represents approximately 15.8% of Spyrus's outstanding common stock on an as converted basis. In connection with this transaction, Robert Schneider, SCM's Chief Executive Officer and a director, Bernd Meier, SCM's President, Chief Operations Officer and director, and Ng Poh Chuan, an SCM director, acquired $200,000, $500,000 and $100,000 worth of Spyrus Series B preferred stock, respectively, on the same terms as SCM. Shares held by these individuals represent approximately 3.6% of Spyrus' outstanding common stock on an as converted basis. In conjunction with Spyrus' financing, SCM secured the right to appoint a director to Spyrus' board of directors. Mr. Meier currently serves as SCM's appointee.

     In January 2000, each of Steven Humphreys, Robert Schneider and Bernd Meier were granted vested options to acquire 100,000 shares of common stock of our 51% owned subsidiary, Dazzle Multimedia. These options were granted in exchange for their agreement to serve as directors of Dazzle and have an exercise price of $0.30 per share, the fair market value of the Dazzle common stock on the grant date. Two of the three other outside directors of Dazzle received similar option grants. Messrs. Humphreys, Schneider and Meier have each agreed to transfer 25,000 of their Dazzle stock options to Andrew Warner, who in addition to being our Chief Financial Officer has acted as the interim Dazzle Chief Financial Officer since June 1999.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid for services rendered to SCM in all capacities during the years ended December 31, 1997, 1998 and 1999 for SCM's Chief Executive Officer and SCM's most highly compensated other executive officers whose salary and bonus for 1999 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                       LONG-TERM
                                                  ANNUAL              COMPENSATION
                                               COMPENSATION            SECURITIES
                                        ---------------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
     ---------------------------        ----   ---------   --------   ------------   ---------------
Steven Humphreys(1)...................  1999    210,000     25,000       10,000             240(2)
  Chairman of the Board                 1998    190,000     60,000       30,000              --
                                        1997    190,000     75,000           --              --
Robert Schneider(3)...................  1999    210,000     45,000       30,000           1,763(2)
  Chief Executive Officer and Managing  1998    190,000     60,000       30,000           1,935(2)
  Director of German subsidiary         1997    190,000     75,000      120,000           1,935(2)
Bernd Meier(4)........................  1999    210,000         --       30,000           1,500(2)
  President, Chief Operations Officer   1998    190,000     75,000       30,000           1,935(2)
  and.................................
  Managing Director of German           1997    190,000     75,000      120,000           1,935(2)
  subsidiary
Andrew Warner(5)......................  1999     75,000     15,000       50,000             179(2)
  Vice President, Finance and Chief
  Financial Officer

---------------
(1) Mr. Humphreys served as our President and Chief Executive Officer until July 1999, when he was appointed Chairman of the Board.

(2) Represents payments of life insurance premiums.

(3) Mr. Schneider was appointed Chief Executive Officer in July 1999.

(4) Mr. Meier was appointed President in July 1999.

(5) Mr. Warner began working at SCM in June 1999.

SUMMARY OF STOCK OPTION GRANTS

     The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted during 1999:

                                                                               POTENTIAL REALIZABLE
                                      PERCENT OF                                 VALUE AT ASSUMED
                        NUMBER OF       TOTAL                                 ANNUAL RATES OF STOCK
                        SECURITIES     OPTIONS      EXERCISE                  PRICE APPRECIATION FOR
                        UNDERLYING    GRANTED TO     PRICE                        OPTION TERM(2)
                         OPTIONS      EMPLOYEES       PER       EXPIRATION    ----------------------
         NAME            GRANTED       IN 1999       SHARE       DATE(1)        5%($)       10%($)
         ----           ----------    ----------    --------    ----------    ---------    ---------
Steve Humphreys.......    10,000         0.9%       $45.5625    7/21/2009       742,165    1,181,774
Robert Schneider......    30,000         2.6        $45.5625    7/21/2009     2,226,495    3,545,322
Bernd Meier...........    30,000         2.6        $45.5625    7/21/2009     2,226,495    3,545,322
Andrew Warner.........    50,000         4.3        $45.5625    7/21/2009     3,710,826    5,908,870

---------------
(1) The option grants presented above vest as to 100% of the shares four years from the date of grant. Options may generally be exercised ahead of vesting, subject to a right of SCM to repurchase the unvested portion of the shares if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability prior to the shares vesting.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent SCM's estimate or projection of SCM's future Common Stock prices. The actual value realized may be greater or less than the potential realizable values set forth in the table.

YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Executive Officers, the year-end value of unexercised options as of December 31, 1999:

                                    NUMBER OF SECURITIES UNDERLYING      VALUE(1) OF UNEXERCISED IN-THE-MONEY
                                  UNEXERCISED OPTIONS AT YEAR-END(#):          OPTIONS AT YEAR-END($):
              NAME                   EXERCISABLE/UNEXERCISABLE(1)            EXERCISABLE/UNEXERCISABLE(2)
              ----                -----------------------------------    ------------------------------------
Steven Humphreys................                  0/80,333                               0/6,330,141
Robert Schneider................            71,458/108,542                       3,920,638/4,230,237
Bernd Meier.....................            71,458/108,542                       3,920,638/4,230,237
Andrew Warner...................              5,208/44,792                            95,703/823,047

---------------
(1) Options are generally exercisable by the optionee ahead of vesting. Unvested shares purchased on exercise of an option are subject to a repurchase right of SCM, and may not be sold by an optionee until the shares vest. Options indicated as "Exercisable" are those options which were both vested and exercisable as of December 31, 1999. All other options are indicated as "Unexercisable."

(2) Market value of underlying securities at year-end minus the exercise price.

EMPLOYMENT CONTRACTS

     SCM's German subsidiary has entered into substantially similar employment agreements with each of Messrs. Schneider and Meier pursuant to which each serves as a Managing Director of the subsidiary. Each agreement continues for an indefinite term and each party may terminate the agreement at any time with six months notice. Each executive receives an annual base salary of $210,000 and an annual bonus of up to $75,000. Furthermore, each executive is subject to a non-compete provision for a period of one year after the termination of employment.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and approves our compensation policies. The following is the report of the Compensation Committee describing the compensation policies applicable to the compensation of our executive officers for their services to SCM during 1999.

     Compensation Philosophy. Our philosophy in setting our compensation policies for executive officers is to maximize shareholder value over time. The primary goal of our executive compensation program is therefore to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive total compensation at risk, with payment of that portion tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in SCM. The Compensation Committee currently uses salary, incentive bonuses and stock options to meet these goals.

     Base Salary. The base salary component of total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. The Compensation Committee reviewed and approved fiscal 1999 base salaries for the Chief Executive Officer and other executive officers at the end of fiscal 1998. In establishing base salaries of executive officers, the Compensation Committee evaluates each executive's salary history, scope of responsibility, prior experience, past performance for us and recommendations from management. The Compensation Committee also takes into account the salaries for similar positions at comparable companies in our industry, based on each individual Committee member's industry experience. In reviewing and setting base salaries for executive officers, the Compensation Committee focused on each executive's historical salary level, which in most instances was based upon the date on which the executive was hired by us, the executive's prior performance with us and expected contribution to our future success. In making its salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

     Incentive Bonuses. Each executive officer's annual bonus is based on qualitative and quantitative factors and is intended to motivate and reward executive officers by directly linking the amount of the bonus to performance targets. In addition, incentive bonuses for executive officers are intended to reflect the Compensation Committee's belief that the compensation of each executive officer should be contingent upon our overall performance. To carry out this philosophy, our Board of Directors reviews and approves the financial goals for the fiscal year. The Compensation Committee evaluates our overall performance and approves performance bonuses based on the extent to which the goals of the Board of Directors have been achieved.

     Equity Incentives. The Compensation Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. The Company provides long-term incentives to its Chief Executive Officer and its other executive officers through its 1997 Stock Plan (the "1997 Plan"). The purpose of the 1997 Plan is to attract and retain the best employee talent available and to create a direct link between compensation and our long-term performance. The Compensation Committee believes that stock options directly motivate its executive officers to maximize long-term shareholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers to date have been granted at the fair market value of our common stock on the date of grant. The Board of Directors considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals.

     CEO Compensation. The compensation of Mr. Humphreys, our Chief Executive Officer until July 1999, and Mr. Schneider, our Chief Executive Officer from July 1999, consists of base salary, an annual bonus and stock options. For 1999, the Compensation Committee increased Mr. Humphreys' base salary to $210,000 from $190,000 in 1998 based upon the Compensation Committee's knowledge of base salary levels for similar positions in the industry. In May 1999, Mr. Humphreys was awarded an incentive bonus of $25,000 based on the financial and operational performance of the Company during 1998. For 1999, the Compensation Committee increased Mr. Schneider's base salary to $210,000 from $190,000 in 1998 based upon the Compensation Committee's knowledge of base salary levels for similar positions in the industry. In May 1999, Mr. Schneider was awarded an incentive bonus of $45,000 based on the financial and operational performance during 1998.

     Compensation of Certain Other Executive Officers. The compensation of Mr. Meier, our President, Chief Operations Officer and a Managing Director of our German subsidiary, consists of base salary, an annual bonus and stock options. For 1999, the Compensation Committee increased Mr. Meier's base salary to $210,000 from $190,000 in 1998 based upon the Compensation Committee's knowledge of base salary levels for similar positions in the industry. Mr. Meier was not awarded an incentive bonus for 1998.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the cumulative total return to stockholders of our common stock since October 7, 1997, the date we first became subject to the reporting requirements of the Exchange Act, to the cumulative total return over such period of (i) the Standard & Poor's 500 Stock Index, and
(ii) the Hambrecht & Quist Technology Index, which is comprised of publicly traded stocks of approximately 275 companies in the computer hardware, computer software, communications, semiconductor and information services industries. The Performance Graph assumes that $100 was invested on October 7, 1997 in our common stock and in each of the comparative indices. The Performance Graph further assumes that such amount was initially invested in our common stock at a price of $13.00 per share, the price at which our stock was first offered to the public by us on such date.

     Our historic stock price performance is not necessarily indicative of future stock price performance. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any existing or future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference into any such filing.

                 COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN
               AMONG SCM MICROSYSTEMS, INC., THE S & P 500 INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                                                    SCM MICROSYSTEMS,                                       HAMBRECHT & QUIST
                                                          INC.                      S & P 500                  TECHNOLOGY
                                                    -----------------               ---------               -----------------
10/7/97                                                    100                         100                         100
12/97                                                      185                          99                          82
12/98                                                      547                         127                         128
12/99                                                      492                         154                         286

* $100 INVESTED ON 10/7/97 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

             MEASUREMENT PERIOD                               SCM         HAMBRECHT & QUIST
            (FISCAL YEAR COVERED)              S&P 500    MICROSYSTEMS       TECHNOLOGY
            ---------------------              -------    ------------    -----------------
10/7/97......................................    100          100                100
Dec-97.......................................     99          185                 82
Dec-98.......................................    127          547                128
Dec-99.......................................    154          492                286

                                 OTHER MATTERS

     We do not intend to bring any matters before the annual meeting other than those set forth herein, and our management has no present knowledge that any other matters will or may be brought before the annual meeting by others. However, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          SCM MICROSYSTEMS, INC.

                                                   /s/ ANDREW WARNER
                                          --------------------------------------
                                          Andrew Warner
                                          Secretary

Los Gatos, California
June 21, 2000

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

                             SCM MICROSYSTEMS, INC.

                                   PROXY FOR
                      2000 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of SCM MICROSYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of 2000 Annual Meeting of Stockholders and Proxy Statement, each dated June 21, 2000, and hereby appoints Steven Humphreys and Andrew Warner, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders to be held at the Hotel Bayerischer Hof, Munich, Germany, on July 26, 2000 at 10:00 a.m. local time, and any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote thereat if then and there personally present, on the matters in the manner set forth below:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                               [SEE REVERSE SIDE]

VOTE YOUR PROXY OVER
THE INTERNET OR BY TELEPHONE

It's fast, convenient and your vote is immediately confirmed and tabulated. Most important, by choosing either option, you help SCM Microsystems reduce postage and proxy tabulation costs.

OPTION 1: VOTE OVER THE INTERNET

1.    Read the accompanying Proxy Statement.

2.    Have your 12-digit control number located on your voting ballot available.

3.    Point your browser to http://www.proxyvote.com.

4.    Follow the instructions. You will be given two choices:

      -  You can simply cast your vote, or

      - You can cast your vote and register all future shareholder communications electronically, instead of in print. This means that the annual report, proxy, and any other correspondence will be delivered to you electronically via e-mail.

OPTION 2: VOTE BY TELEPHONE

1.    Read the accompanying Proxy Statement.

2.    Have your 12-digit control number located on your voting ballot available.

3. Using a touch-tone phone, call the toll-free number shown on the voting ballot.

4.    Follow the recorded instructions.

YOUR VOTE IS IMPORTANT

      Using the internet or telephone, you can vote anytime, 24 hours a day. Or if you prefer, you can return the enclosed paper ballot in the envelope provided.

      Please do not return the enclosed paper ballot if you are voting using the internet or telephone.


                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

    Please mark your   [                                                       ]
[X] votes as in this
    example
                               FOR ALL                         WITHHOLD
                        NOMINEES LISTED BELOW          AUTHORITY TO VOTE FOR THE
                        (EXCEPT AS INDICATED)            NOMINEE LISTED BELOW
1.  Proposal to Elect            [ ]                              [ ]
    the Following two            NOMINEES: Bernd Meier
    Nominees as Members                    Andrew Vought
    of our Board of
    Directors
                                                   FOR   AGAINST    ABSTAIN
2.  Proposal to Approve the Adoption of Share      [ ]      [ ]       [ ]
    Increase Under the 1997 Stock Plan.

                                                   FOR   AGAINST    ABSTAIN
3.  Proposal to Approve Automatic Annual           [ ]      [ ]       [ ]
    Increases under the 1997 Stock Plan.

                                                   FOR   AGAINST    ABSTAIN
4.  Proposal to Ratify the Appointment of          [ ]      [ ]       [ ]
    Independent Public Accountants.

INSTRUCTIONS: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH SUCH NOMINEE'S NAME ON THE LIST ABOVE.

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE TWO LISTED NOMINEES FOR ELECTION AS DIRECTORS, TO APPROVE THE PROPOSED AMENDMENTS TO THE 1997 STOCK PLAN AND TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2000.

Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the annual meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact herein.

SIGNATURE(S) ______________________________________ DATE _______________________

NOTE: THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER EXACTLY AS HIS, HER OR ITS NAME APPEARS HEREON. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE AND IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.